Exhibit 10.15

Dated as of the 24th day of July, 2006

BETWEEN:

IAL Leasing Ltd.

and

Flagstone Westwind Holdings Limited

AIRCRAFT PURCHASE AGREEMENT

Conyers Dill & Pearman
Barristers & Attorneys
Hamilton, Bermuda

AIRCRAFT PURCHASE AGREEMENT

DATA SHEET

Manufacturer:	Israeli Aircraft Industries

Make and Model:	Westwind II

Serial No.:	337

Registration Mark:	VP-BLT

Make and Model of Engines: Honeywell - TFE731-3-1G

Engine Serial No(s).:	No 1 – S/N 77419 No 2 – S/N 77422

APU Serial Number:	N/A

Seller:	IAL Leasing Ltd. a company incorporated under the laws of the Islands of Bermuda

Buyer:	Flagstone Westwind Holdings Limited, a company incorporated under the laws of the Islands of Bermuda.

THIS AIRCRAFT PURCHASE AGREEMENT (the “Agreement”) is made as of the 24th day of July, 2006

BETWEEN:

(1)                                  IAL Leasing Ltd., a company incorporated under the laws of Bermuda with its registered office located at Crawford House, 23 Church Street, Hamilton HM 11, Bermuda (the “Seller”); and

(2)                                  Flagstone Westwind Holdings Limited, a company incorporated under the laws of Bermuda with its registered office located at Crawford House, 23 Church Street, Hamilton HM 11, Bermuda (the “Buyer”),

WHEREAS The Buyer desires to purchase from the Seller and the Seller desires to sell to the Buyer the Aircraft in accordance with the terms and conditions contained here,

NOW, THEREFORE, in consideration of the mutual covenants and agreements herein contained,

IT IS HEREBY AGREED as follows:

1.                                      INTERPRETATION

In this Agreement, unless the context otherwise requires,

1.1.                              references to clauses are references to clauses hereof; references to sub-clauses are, unless otherwise stated, references to sub-clauses of the clause in which the reference appears;

1.2.                              references to the singular shall include the plural and vice versa and references to the masculine shall include the feminine and/or neuter and vice versa; and

1.3.                              references to persons shall include companies, partnerships, associations and bodies of persons, whether incorporated or unincorporated.

2.                                      SUBJECT MATTER OF SALE

Subject to the provisions of and in accordance with the terms and conditions of this Agreement, Seller agrees to sell and to deliver to Buyer and Buyer agrees to buy and take delivery from Seller all of Seller’s right, title and interest in the following aircraft:

Manufacturer:	Israeli Aircraft Industries
Make and Model:	Westwind II
Serial No.:	337
Registration Mark:	VP-BLT
Make and Model of Engines	Honeywell – TFE731-3-1G

Engine Serial No(s).:	No 1 – S/N 77419
No 2 – S/N 77422

APU Serial Number:	N/A

including, without limitation, (a) all accessories, appliances, appurtenances, avionics, components, furnishings, instruments, parts, loose equipment, or other equipment or property installed on, attached to or temporarily removed from said aircraft and engines including, without limitation, as set forth in the “Specification” attached hereto as EXHIBIT A, (b) the maintenance records, manuals, logbooks, checklists, documents, data and records necessary to the operation of the Aircraft set forth in EXHIBIT B (the “Aircraft Documents”) (all of the foregoing items are referred to herein, collectively, as the “Aircraft”)

3.                                      PURCHASE PRICE

All prices, amounts and payments referred to herein shall be in United States Dollars. The total purchase price for the Aircraft shall be one million eight hundred twenty five thousand dollars payable at the Closing pursuant to this Agreement.

4.                                      CLOSING

4.1.                              The consummation of the transaction contemplated by this Agreement (the “Closing”) shall consist of and include the completion by the parties of each and every delivery, condition or requirement under Section 5 of this Agreement.

4.2.                              The Closing shall occur once the aircraft has entered international air space between longitude 70W at any time between 29th and 31st July, 2006 (the “Delivery Location” and such date being the “Closing Date”). The closing will be confirmed -by a satellite telephone call between the parties when the aircraft is in flight in the region indicated.

4.3.                              If the Closing cannot occur subject to 4.2 the Parties will a) cooperate to ensure the earliest closing reasonably possible without incurring taxes upon either party, and b) act reasonably to ensure that both parties have an economic outcome identical to that which would have occurred had the closing occurred subject to 4.2.

4.4.                              All of the Seller’s right, title and interest in the Aircraft shall be deemed to pass to Buyer once the Aircraft enters the Delivery Location on the Delivery Date.

4.5.                              Upon conclusion of the Closing, Seller shall deliver to Buyer a receipt of Funds in the form as the parties may agree.

5.                                      DELIVERIES

5.1.1.                     On or before the Closing Date, Buyer shall: (i) deliver to the an executed Aircraft

Delivery Receipt in the form and substance of EXHIBIT C attached hereto (hereinafter, the “Aircraft Delivery Receipt”); and (ii) deliver to Seller or its designee a duplicate of Aircraft Delivery Receipt at the Delivery Location;

5.2.                              On the Closing Date, Seller shall deliver the Aircraft to Buyer or its designee at the Delivery Location in accordance with Section 4.2: (i) in an airworthy condition with a valid Certificate of Airworthiness issued by the Bermuda Department of Civil Aviation; (ii) with good and marketable title, free and clear of all liens and encumbrances (as warranted under Section 6.1.1 and EXHIBIT D); (iii) with all Aircraft Documents, including true, complete continuous and up-to-date log books, maintenance manuals and flight manuals; and (iv) with the maintenance current according to the factory-recommended program, including mandatory portions of all airworthiness directives and mandatory service bulletins that have been issued with respect to the Aircraft with due dates on or prior to the Closing Date and all outstanding deferred maintenance items accomplished.

5.3.                              Upon Closing at the Delivery Location, subject to clause 29, all delivery conditions set forth in Section 5.2 shall be extinguished and of no further force or effect.

5.4.                              Except as provided in Section 3 of this Agreement, Seller shall bear full risk of loss with respect to the Aircraft (“Risk of Loss”), until Buyer accepts possession of the Aircraft pursuant to Section 6.2 of this Agreement, whereupon and thereafter the Risk of Loss shall be upon Buyer. In the event of loss of the Aircraft prior to the Closing, Buyer shall be entitled to terminate this Agreement.

6.                                      REPRESENTATIONS, WARRANTIES AND LIMITATIONS

6.1.                              Seller hereby represents and warrants as of the date hereof and as of the Closing Date as follows:

6.1.1.                     Seller is the owner of the Aircraft and is authorized to convey title to the Aircraft, and that execution and delivery of the Bill of Sale shall convey to Buyer good and marketable title to the Aircraft, free and clear of any and all liens, claims charges and encumbrances, including without limitation, any mortgage, pledge, assignment, hypothecation, security interest, lease, title retention, preferential right or trust arrangement, pooling, exchange, overhaul or repair arrangement, or any other arrangement or agreement the effect of which is the creation of a security interest in the Aircraft.

6.1.2.                     Seller has paid all taxes, duties, penalties, charges, or invoices or statements with respect to the Aircraft incurred on and before the Closing Date or, to the extent that it has not, agrees to pay any and all of the foregoing when due.

6.1.3.                     Seller is a company organized and validly existing under the laws of the Islands of Bermuda, possessing perpetual existence, having the capacity to sue and be sued in its own name, has full power, legal right and authority in all respects to carry on its business as currently conducted, and to execute, deliver and perform and observe the provisions of this Agreement.

6.1.4.                     The execution, delivery and performance by Seller of this Agreement have been duly authorized by all necessary action of such legal entity on behalf of Seller and do not conflict with or result in any breach of any of the terms or constitute a default under any document, instrument, or agreement to which Seller is a party.

6.1.5.                     This Agreement constitutes the legal, valid and binding obligations of Seller enforceable against Seller in accordance with its terms.

6.1.6.                     The entry into and performance of this Agreement and the transactions contemplated thereby do not and will not conflict with: (i) any law or regulation of any official or judicial order applicable to Seller; (ii) the constitutional documents of Seller; or (iii) any agreement or document to which Seller is a party or which is binding upon Seller or its assets; nor result in the creation or imposition of any lien on it or its assets pursuant to the provisions of any such agreement or document.

6.1.7.                     All authorizations, approvals, consents, licenses, exemptions, filings, registrations, notarizations and other matters official or otherwise applicable to Seller which are required or advisable in connection with the entry into, performance, validity and enforceability of this Agreement, delivery of the Aircraft hereunder or any of the transactions contemplated hereby shall be obtained or effected by Seller prior to the date upon which they are required or it is advisable that they be obtained or effected and are in full force and effect and there has been no breach of any condition or restriction in or in connection with any of the same.

6.1.8.                     No litigation or other proceeding before any court, administrative agency or government body is pending or to the best of Seller’s knowledge threatened against Seller, or affecting or relating to the Aircraft, the outcome of which could affect the validity of this Agreement or materially and adversely affect the rights, benefits or interest of Seller conveyed hereunder.

6.1.9.                     It has not taken any action nor have any other steps been taken or, to the best of Seller’s knowledge, threatened against it for the winding-up or dissolution of it or for the appointment of a liquidator, administrator, receiver, administrative receiver, trustee or similar officer of it or all or any of its revenues or assets nor has it sought any relief under any applicable insolvency or bankruptcy law.

6.2.                              Buyer hereby represents and warrants as of the date hereof and as of the Closing Date as follows:

6.2.1.                     Buyer is a company organized and validly existing under the laws of the Islands of Bermuda, possessing perpetual existence as a legal entity, having the capacity to sue and be sued in its own name, has full power, legal right and authority in all respects to carry on its business as currently conducted, and to execute, deliver and perform and observe the provisions of this Agreement.

6.2.2.                     The execution, delivery, and performance by Buyer of this Agreement have been duly authorized by all necessary action of such legal entity on behalf of Buyer and do not conflict with or result in any breach of any of the terms or constitute a default under any document, instrument, or agreement to which Buyer is a party.

6.2.3.                     This Agreement constitutes the legal, valid, and binding obligations of Buyer enforceable against Buyer in accordance with its terms.

6.2.4.                     The entry into and performance of this Agreement and the transactions contemplated hereby do not and will not conflict with (i) any law or regulation or any official or judicial order applicable to Buyer, (ii) the constitutional documents of Buyer or (iii) any agreement or document to which Buyer is a party or which is binding upon Buyer or any of its assets; nor result in the creation or imposition of any lien on it or its assets pursuant to the provisions of any such agreement or document.

6.2.5.                     All authorizations, approvals, consents, licenses, exemptions, filings, registrations, notarizations and other matters, official or otherwise applicable to Buyer which are required or advisable in connection with the entry into, performance, validity and enforceability of this Agreement, delivery of the Aircraft hereunder or any of the transactions contemplated hereby shall be obtained or effected by Buyer prior to the date upon which they are required or it is advisable that they be obtained or effected and are in full force and effect and there has been no breach of any condition or restriction in or in connection with any of the same.

6.2.6.                     No litigation or other proceeding before any court, administrative agency or government body is pending or, to the best of Buyer’s knowledge threatened against Buyer, the outcome of which could materially and adversely affect the validity of this Agreement.

6.2.7.                     It has not taken any action nor have any other steps been taken or, to the best of Buyer’s knowledge, threatened against it for the winding-up or dissolution of it or for the appointment of a liquidator, administrator, receiver, administrative receiver, trustee or similar officer of it or all or any of its revenues or assets nor has it sought any relief under any applicable insolvency or bankruptcy law.

7.                                      DISCLAIMER AND INDEMNITY

7.1.                              THE AIRCRAFT IS BEING SOLD HEREUNDER ON A COMPLETELY “AS IS” AND “WHERE IS” BASIS. SELLER’S EXPRESS WARRANTIES AND REPRESENTATIONS SET FORTH IN THIS AGREEMENT AND IN THE BILL OR SALE ARE EXCLUSIVE AND IN LIEU OF ALL OTHER REPRESENTATIONS OR WARRANTIES WHATSOEVER BY SELLER, EXPRESS OR IMPLIED OR ARISING BY OPERATION

OF LAW OR IN EQUITY, AND SELLER HAS NOT MADE, AND BUYER HEREBY WAIVES, RELEASES, DISCLAIMS, AND RENOUNCES ALL EXPECTATION OF OR RELIANCE UPON, ANY SUCH REPRESENTATIONS OR WARRANTIES WHATSOEVER, WITH RESPECT TO THE AIRCRAFT OR ANY PART THEREOF, INCLUDING, WITHOUT LIMITATION, AS TO THE AIRWORTHINESS, VALUE, CONDITION, DESIGN, MERCHANTABILITY OR FITNESS FOR USE FOR A PARTICULAR PURPOSE OF THE AIRCRAFT, ANY OTHER REPRESENTATION OR WARRANTY WHATSOEVER, EXPRESS OR IMPLIED (INCLUDING, WITHOUT LIMITATION, ANY IMPLIED WARRANTY OF MERCHANTABILITY OR FITNESS FOR USE FOR ANY PARTICULAR PURPOSE OR ANY IMPLIED WARRANTY ARISING FROM A COURSE OF PERFORMANCE OR DEALING OR USAGE OF TRADE). BUYER HEREBY WAIVES ANY AND ALL RIGHTS, CLAIMS, AND REMEDIES OF BUYER AGAINST SELLER, EXPRESS OR IMPLIED OR ARISING BY OPERATION OF LAW, IN EQUITY OR OTHERWISE, ARISING FROM ANY SUCH REPRESENTATION OR WARRANTY OR FOR ANY LIABILITY, CLAIM, OR REMEDY FOR LOSS OF OR DAMAGE TO THE AIRCRAFT, FOR LOSS OF USE, REVENUE, OR PROFIT WITH RESPECT TO THE AIRCRAFT, OR FOR ANY OTHER DIRECT, INCIDENTAL, OR CONSEQUENTIAL DAMAGES WHATSOEVER; PROVIDED THAT NOTHING HEREIN SHALL BE DEEMED A WAIVER OR APPLY TO EXCLUDE ANY CLAIM BY BUYER FOR DEATH OR PERSONAL INJURY CAUSED BY SELLER’S NEGLIGENCE TO THE EXTENT THAT SUCH WAIVER OR EXCLUSION IS PROHIBITED BY STATUTE.

7.2.                              ANY PRIOR REPRESENTATIONS OR STATEMENTS, WHETHER ORAL OR WRITTEN (INCLUDING AS SET FORTH IN THE PURCHASE OFFER EXCEPT AS SPECIFICALLY REFERENCED IN THIS AGREEMENT), MADE BY SELLER (OR ANY AGENT OR AFFILIATE THEREOF) AS TO THE CONDITION (INCLUDING, WITHOUT LIMITATION, THE DAMAGE HISTORY OR CORROSION HISTORY OF THE AIRCRAFT) OR FITNESS OF THE AIRCRAFT, OR ITS CAPABILITY OR CAPACITY, ARE SUPERSEDED HEREBY AND ANY SUCH REPRESENTATIONS OR STATEMENTS NOT SPECIFICALLY SET FORTH IN THIS AGREEMENT (INCLUDING THE BILL OF SALE) ARE HEREBY WITHDRAWN BY SELLER (ON ITS OWN BEHALF AND ON BEHALF OF ANY OF ITS AGENTS OR AFFILIATES WHICH MAY HAVE MADE ANY SUCH REPRESENTATION OR STATEMENT), SHALL NOT BE APPLICABLE TO THE TRANSACTIONS CONTEMPLATED HEREBY AND ARE OF NO FURTHER FORCE AND EFFECT, AND BUYER ACKNOWLEDGES THAT BUYER HAS NOT RELIED ON AND IS NOT RELYING ON ANY SUCH REPRESENTATION OR STATEMENT.

7.3.                              Buyer shall indemnify, reimburse and hold Seller and its respective officers, contractors, employees and agents (each, a “Seller Indemnitee”, and collectively, the “Seller Indemnitees”) harmless, from and against any and all Liabilities (as hereinafter defined) with respect to the Aircraft. For the purposes hereof “Liabilities” mean costs, expenses, fees (including legal fees, navigation fees and landing charges), payments, demands, liabilities, claims, actions, proceedings, penalties, fines, damages and judgments which may arise in any manner after Closing; out of or in relation to injury to or death of any third party or loss or damage to any property of any third party which may result from or arise in any manner out of or be attributable to (a) the condition, ownership, purchase, leasing, possession, delivery, disposition, use or operation of the Aircraft either in the air or on the ground; or (b) any defect in the Aircraft arising from any maintenance, service, repair, overhaul or testing of the Aircraft; provided, that Buyer’s obligations under this Section to the Seller Indemnitees shall not extend to any Liabilities caused by the gross negligence or wilful misconduct of any of the Seller Indemnitees.

7.4.                              If, following Closing, Buyer sells or leases the Aircraft and obtains from the transferee an exculpatory or indemnity clause protecting Buyer, similar in scope to the obligations of Buyer set forth in Sections 7 and 9 hereof, Buyer will use its best efforts to include the same protection for Seller, unless the transferee is an affiliate of Buyer, in which case Buyer shall obtain an undertaking from the transferee to perform such obligations.

7.5.                              Seller agrees to forever indemnify, defend and hold harmless the Buyer and its successors and assigns from any and all liabilities, damages, losses, expenses, demands, claims, suits or judgments by any third party or parties which arise out of any breach by the Seller of the warranty as to title to the Aircraft as set out in the Bill of Sale.

8.                                      THIRD PARTY WARANTEES

8.1.                              To the extent that any warranties from manufacturers, service providers, or suppliers are still in effect with respect to the Aircraft (other than warranties which by their terms are unassignable), such warranties and all rights thereunder shall be irrevocably assigned to Buyer at the moment of Closing and all documents evidencing same will be included among the Aircraft Documents. Seller shall evidence such assignment by executing and delivering to Buyer on the Closing Date an executed “Assignment of Warranties,” in such form as the parties may agree.

8.2.                              If any such warranties shall not be assignable or if consent to assignment shall be refused, subject to receipt by Seller of an indemnity from Buyer in such form as is satisfactory to Seller as to costs and liabilities to be incurred by it and security for the same, Seller will take such action as Buyer may reasonably request to enforce any such warranties.

9.                                      SALE AND OTHER TAXES

9.1.                              Neither the Purchase Price nor any other payments to be made by Buyer under this Agreement includes the amount of any sales, use, retail, or other taxes that may be imposed by governmental authorities as a result of the sale to or purchase and/or use of the Aircraft by Buyer. Subject to the provisions of Sections 9.3 and 9.4, below, Buyer shall be responsible for, shall indemnify and hold harmless Seller against, and shall pay promptly when due any and all taxes of any kind or nature whatsoever (including, without limitation, any and all sales, use, and retail taxes), duties, or fees assessed or levied by any federal, national, state, county, local, or other governmental authority which may be imposed on Buyer, Seller or both as a result of the sale and delivery of the Aircraft to Buyer as contemplated hereby, or the registration, ownership or use of the Aircraft by Buyer following the Closings except, solely for any taxes attributed to Seller’s income or capital gains or taxes. In the event Seller may be required by law to collect from Buyer any taxes or fees for which Buyer is responsible, Buyer shall (subject to the provisions of Sections 9.3 and 9.4 below) either provide Seller a certificate evidencing an exemption from such taxes or fees, if applicable, or shall remit such taxes or fees to Seller.

9.2.                              Seller shall be responsible for, indemnify and hold Buyer harmless against, and has or will pay when due, any and all personal property taxes, excise taxes, fuel taxes, sales/use or similar taxes and any duties, fees or claims assessed or levied against the Aircraft (including, without limitation, any item specified in Section 9.1) prior to Closing.

9.3.                              If a claim is made by any governmental authority against Seller with respect to any tax of which Buyer is obligated to indemnify Seller under this Section 9, Seller shall promptly notify Buyer of such claim and shall, subject to Section 9.4, below, use reasonable commercial efforts to cooperate with Buyer in the contest of the claim, if permitted by applicable law; provided, however, that the failure to give such notice or use such efforts will not prejudice or otherwise affect any of the rights of Seller hereunder unless such failure materially and adversely affects Buyer in exercising its contest rights hereunder.

9.4.                              If reasonably requested by Buyer in writing, (a) Seller shall (at the expense and direction of Buyer) contest in the name of Seller or Buyer (as applicable) the validity, applicability or amount of such taxes so indemnified by (i), if permitted by applicable law without adverse consequences to Seller, resisting payment thereof (ii) paying under protest, if protest is necessary or proper, and (iii) if payment be made, using reasonable commercial efforts to obtain a refund thereof in appropriate administrative and judicial proceedings or (b) if permitted under applicable law, allow Buyer in Seller’s name (at the sole expense of Buyer) to file a claim or prosecute an action to recover such payment or protest the validity, applicability or amount of such taxes so indemnified, subject to receipt by Seller of an indemnity from Buyer (in such form as is satisfactory to Seller) as to costs, claims or liabilities that Seller may suffer or incur as a result of Buyer’s actions in Seller’s name. If Seller becomes eligible for a refund of any taxes paid by Buyer, and if desired by Buyer and permissible under applicable law, Seller shall assign such right to Buyer, otherwise, should Seller obtain a refund of all or any part of the taxes paid by Buyer, Seller shall pay Buyer the amount of such refund, plus, any interest thereon (net of any taxes imposed on such interest) obtained by Seller from the tax authority if fairly attributable to such taxes. If such tax contest shall cause Seller undue hardship or burden (as determined in Seller’s sole reasonable discretion), Seller and Buyer shall consult in good faith concerning any tax contest to be undertaken hereunder.

10.                               NOTICES

Any notice required to be given hereunder shall be in writing in the English language and shall be served by sending the same by prepaid recorded post, facsimile or by delivering the same by hand to the address of the Party or Parties in question as set out below (or such other address as such Party or Parties shall notify the other Parties of in accordance with this Clause). Any notice sent by post as provided in this clause shall be deemed to have been served five Business Days after despatch and any notice sent by facsimile as provided in this Clause shall be deemed to have been served at the time of despatch and in proving the service of the same it will be sufficient to prove in the case of a letter that such letter was properly stamped, addressed and placed in the post; and in the case of a facsimile that such facsimile was duly despatched to a current facsimile number of the addressee.

Seller	IAL Leasing Ltd. MPA Hangar Suite 113 St David’s

	Telephone:	+1(441) 293-5971
	Fax:	+1(441) 293-5972

	Attention:	Anthony Philip, Secretary

Purchaser	Flagstone Westwind Holdings Limited
Crawford House
23 Church Street
Hamilton HM 11
	Telephone:	+1(441) 237-4300
	Fax:	+1(441) 296-9879

	Attention:	Todd White, General Counsel

11.                               FORCE MAJEURE

Seller or Buyer shall not be liable for any failure of or delay in delivery of the Aircraft for the period that such failure or delay is due to acts of God or the public enemy; civil war, insurrection or riots, fires, explosions or serious accidents; governmental priorities or allocations; strikes or labor disputes; inability to obtain necessary materials, accessories equipment or parts from the manufacturers thereof; or any other cause beyond Seller’s or Buyer’s, as applicable, reasonable control. Seller or Buyer agree to notify the other party promptly of the occurrence of any such cause and carry out this Agreement as promptly as practicable after such cause is terminated.

12.                               TIME IS OF THE ESSENCE

Unless stated expressly to the contrary herein, time shall be of the essence for all events contemplated hereunder.

13.                               CHOICE OF LAW

This Agreement is governed by and construed in all respects in accordance with the laws of the Islands of Bermuda.

14.                               JURISDICTION

For the benefit of Seller, the parties agree that the Bermuda courts have exclusive jurisdiction to settle any dispute in connection with this Agreement and the Bill of Sale (in the from attached at EXHIBIT D to this Agreement) and the parties submit to such jurisdiction. The Bermuda courts are the most appropriate and convenient courts to settle any such dispute.

15.                               REMEDIES UPON DEFAULT

15.1.                        Failure by Buyer to render the sums to Seller as required herein, upon the performance by Seller of its obligations under this Agreement, shall constitute a breach of this Agreement, the remedy for such breach being the retention by Seller of the Deposit, plus reimbursement by Buyer of Seller’s reasonable out of pocket expenses incurred in performance of this

Agreement incurred after the execution of this Agreement and up to the time of breach, and the parties hereto expressly agree that such amount is, after prior negotiation between the parties, a reasonable and fair pre-estimate of the damages that would be incurred by Seller in the event of such a breach, and retention of such amount shall be the sole and exclusive remedy for a breach under this Agreement. The obligations described in this subparagraph are the full extent of Buyer’s obligations upon such breach, whether such obligations are express or implied or arising by operation of law, in equity or otherwise.

15.2.                        Failure by Seller to deliver the Aircraft in accordance with the terms of this Agreement, unless due to loss of or major damage to the Aircraft, upon the performance by Buyer of its obligations under this Agreement, shall constitute a breach by Seller hereof and the parties hereto expressly agree that in the event of such breach, Seller shall release the Deposit to Buyer and promptly reimburse Buyer for all out-of-pocket costs and expenses incurred in performance of this Agreement incurred after the execution of this Agreement and up to the time of breach. The obligations described in this subparagraph are the full extent of Seller’s obligations upon such breach, whether such obligations are express or implied or arising by operation of law, in equity or otherwise.

16.                               TRANSACTION COSTS AND EXPENSES

Each party to this Agreement shall bear its own transaction costs and expenses.

17.                               ENTIRE AGREEMENT

Buyer and Seller warrant that the terms and conditions of this Agreement constitute the entire agreement between the parties.

18.                               AMENDMENT

The provisions of this Agreement may not be waived, altered, modified, amended, supplemented or terminated in any manner whatsoever except by written instrument signed by an authorized signatory of each party hereto.

19.                               ASSIGNMENT

Except as set forth in this Agreement, neither party may assign any of its rights or delegate any of its obligations hereunder without the prior written consent of the other party. Except as expressly provided hereunder, this Agreement shall inure to the benefit of and will be binding upon each of the parties hereto and their respective successors and assigns.

20.                               HEADINGS

The division of this Agreement into sections, and the insertion of headings, are for convenience of reference only and shall not affect the construction or interpretation of this Agreement.

21.                               COUNTERPARTS

This Agreement may be fully executed in any number of separate counterparts by each of the parties hereto, all such counterparts together constituting but one and the same instrument.

22.                               NON-WAIVER

Any failure at any time of either party to enforce any provision of this Agreement shall not constitute a waiver of such provision or prejudice the right of such party to enforce such provision at any subsequent time.

23.                               SEVERABILITY

If any provision of this Agreement is prohibited or unenforceable in any jurisdiction, such prohibition or unenforceability shall not invalidate the remaining provisions hereof or affect the validity or enforceability of such provisions in any other jurisdiction.

24.                               LEGAL FEES

In any action or proceeding brought by any party against the other arising under or in connection with this Agreement or any other documents related thereto, the prevailing party shall, in addition to other allowable costs, be entitled to an award of reasonable legal fees.

25.                               INDEMNITY

Each party hereto agrees to pay their respective broker’s and finder’s fees and shall indemnify and hold the other party harmless against any claim for broker’s and finder’s fees based on the alleged or the actual retention of a broker or finder by the indemnifying party.

26.                               FURTHER DOCUMENTATION AND NECESSARY ACTION

Buyer and Seller agree from time to time to do and perform such other and further acts and to execute and deliver any and all such other instruments as may be required by law or reasonably requested by the other party, and at the cost of that other party, to establish, maintain, and protect the rights, title and remedies of the parties (including the notification of the interest of Buyer in the Aircraft) and to carry out and effect the intent and purpose of this Agreement.

27.                               SURVIVAL

Notwithstanding anything set forth herein to the contrary, but subject to the disclaimer provisions of Sections 7.1 and 7.2 the representations, warranties, indemnities and covenants of Buyer and Seller provided for in this Agreement shall survive consummation of the transaction contemplated by this agreement at Closing and the expiration or other termination of this Agreement.

28.                               CONFIDENTIALITY

Each party shall use their best efforts to (a) keep, and (b) cause its respective officers, contractors, employees and agents to keep, this Agreement and the transactions contemplated hereby strictly confidential, provided that it may disclose this Agreement and the transactions hereby contemplated if required to do so for the purpose of legal proceedings, administrative or regulatory requirements or as otherwise required by law, to effect any registrations, filings or recordations required by or pursuant to this Agreement; for the purpose of disclosure to its auditors, insurer(s) or to its legal or other professional advisers; or for performance of its obligations under this Agreement.

[EXECUTION PAGE TO FOLLOW]

IN WITNESS WHEREOF, the undersigned, intending to be bound hereby, have duly executed this Agreement as of the date first written above.

SIGNED for and on behalf of		)
IAL Leasing Ltd.		)	/s/ Mark Byrne
in the presence of		)	Name: Mark Byrne
Title: Director

Witness:	/s/ Todd White

SIGNED for and on behalf of	)
Flagstone Westwind Holdings Limited	)
in the presence of	)	Name: David Brown
Title: Director

Witness:

16

IN WITNESS WHEREOF, the undersigned, intending to be bound hereby, have duly executed this Agreement as of the date first written above.

SIGNED for and on behalf of	)
IAL Leasing Ltd.	)
in the presence of	)	Name: Mark Byrne
Title: Director

Witness:

SIGNED for and on behalf of		)
Flagstone Westwind Holdings Limited		)	/s/ David Brown
in the presence of		)	Name: David Brown
Title: Director

Witness:	/s/ Todd White

EXHIBIT A

SPECIFICATIONS

Total Airframe Hours:	9175

Landings:	5865

Engines:
Left Engine	TTSN:	8735	Cycles: 5530 MSP
Right Engine		8760	5580 MSP

Avionics
COM	Dual Collins (8.33/25 Khz)
ELT	Artex 110-406 NAV
Cabin Display Converter	IDC
F/D / DUAL	Collins FDS-80 IFCS FGC-80F
A/P	Collins APS-80 IFCS
RADAR	Collins RNS-300 Color
COM / DUAL	Collins VHF-22D
NAV / DUAL	Collins VIR-30A
DME / DUAL	Collins DME-40
ADF / DUAL	Collins ADF-60A
XPNDR / DUAL	Collins TDR-90
HF / DUAL	Collins 671U
RAD ALT	Collins ALT-50A
FPA	Collins
Audio Control Panel	Dual Collins 346 B-3
Paperless Cockpit	Dual Approach View Chart Display units (EFBs)
MFD	AVIDYNE 850 Flight Max MFD
FMS	DUAL GNS-XLS
AFIS	Global VHF
Satellite Phone	Air Cell Iridium
TCAS II	Collins TCAS-4000
EGPWS	Honeywell Mark VII
RVSM, MNPS, RNP-5 Certified, FM Immunity, 8.33Khz

Additional Equipment:
FAA Certified (337) Quick-change Air Ambulance Kit

Maintenance Status:
C Check Due at TTAF 9770, 1400 Hour MPI Completed 7810; Next Due 9210, Engines on MSP

Interior:                       Refurbished by Atlantic Aviation – 2000. 6 Executive seats.

Exterior:                     White over dark blue, blue stripes, repainted by Atlantic Aviation - 2000

Additional Information:

Aircraft is currently operated on a Bermuda AOC under JAR-OPS 1, and is RVSM and MNPS compliant with Class “A” TAWS. Aircraft is Bermuda registered, but is required by Bermuda Authority to be in compliance with U.S. Type Certificate Data Sheet. Aircraft will be delivered with an Export C of A if required by the buyer. The aircraft has two incidents of damage, the nose gear linkage broke and required an overhaul of the nose gear and when Burlington Northern Railroad owned the plane, they had a tip tank strike during a crosswind landing, which required a tip tank replacement and wing inspection and repair.

EXHIBIT B

AIRCRAFT DOCUMENTS

EXHIBIT C

AIRCRAFT DELIVERY RECEIPT

This acknowledges full and satisfactory delivery and acceptance of the following aircraft and/or equipment pursuant to the terms and conditions of that Aircraft Purchase Agreement dated as of 24th July, 2006 (the “Purchase Agreement”):

Manufacturer:	Israeli Aircraft Industries

Make and Model:	Westwind II

Serial No.:	337

Registration Mark:	VP-BLT

Make and Model of Engines:	Honeywell – TFE731-3-1G

Engine Serial No(s).:	No 1 – S/N 77419 No 2 – S/N 77422

APU Serial Number:	N/A

as further described and defined in the Purchase Agreement (the “Aircraft”).

The Aircraft was received by us on the date and at the location set forth below and was determined by the undersigned corporation to be in the condition required for Closing as defined in and pursuant to the Purchase Agreement, except as noted below.

IN WITNESS WHEREOF, Buyer has caused this instrument to be executed by its duly appointed Director this                       day of July, 2006

FLAGSTONE WESTWIND HOLDINGS LIMITED.

By:
Name: David Brown
Its: Director

EXHIBIT D

BILL OF SALE

BE IT KNOWN:

THAT, subject to Section 4 of the Purchase Agreement (as defined below), for and in consideration of the sum of $10.00 and other good and valuable consideration, receipt of which is hereby acknowledged, IAL Leasing Ltd. (“Seller”), does, on the date hereof grant, convey, transfer, bargain, sell, deliver and set over to FLAGSTONE WESTWIND HOLDINGS LIMITED (“Buyer”), its successors and assigns, all of Seller’s right, title and interest in and to the Westwind II aircraft bearing registration mark VP-BLT and manufacturer’s serial number 337 together with (i) Honeywell - TFE731-3-1G engines bearing manufacturer’s serial numbers 77419 and 77422, respectively (together the “Aircraft”), and (ii) all Aircraft Documents (as defined in the Aircraft Sale and Purchase Agreement dated as of 24th July, 2006 between Seller and Buyer (the “Purchase Agreement”).

THAT Seller hereby warrants to Buyer, its successors and assigns, that it is the owner of good and marketable title to, and there is hereby conveyed to Buyer on the date hereof good and marketable title to the Aircraft, free and clear of all mortgages, liens, security interests, claims, charges and encumbrances and rights of any other person of any nature whatsoever, other than liens arising as a result of or attributable to Buyer, and Seller shall defend such title against all persons whomsoever.

EXCEPT AS EXPRESSLY PROVIDED IN THIS AGREEMENT THE AIRCRAFT AND ANY OF THE AIRCRAFT DOCUMENTS APPLICABLE TO THE AIRCRAFT (AND FOR THE PURPOSES OF THIS SECTION ANY OTHER EQUIPMENT, PART, DATA OR INFORMATION SOLD HEREUNDER) ARE SOLD ON AN “AS IS” BASIS, WITH ALL FAULTS AND WITHOUT RECOURSE TO SELLER. THE WARRANTIES EXPRESSLY SET FORTH IN THIS AGREEMENT INCLUDING ANY WARRANTY OF TITLE OR OTHERWISE AS SET FORTH IN THE BILL OF SALE AND THE OBLIGATIONS AND LIABILITIES OF SELLER THERE UNDER ARE EXPRESSLY IN LIEU OF, AND SELLER WILL NOT BE DEEMED TO HAVE MADE, AND BUYER HEREBY WAIVES, ANY AND ALL OTHER REPRESENTATIONS, WARRANTIES, DUTIES, AND GUARANTEES OF ANY KIND WHATSOEVER, EXPRESS OR IMPLIED, STATUTORY OR OTHERWISE, CONCERNING THE AIRCRAFT OR THE AIRWORTHINESS THEREOF, OR THE VALUE, CONDITION, DESIGN, OPERATION, DURABILITY OR COMPLIANCE WITH SPECIFICATION OF SUCH AIRCRAFT, INCLUDING, BUT NOT LIMITED TO ANY IMPLIED WARRANTY OF MERCHANTABILITY OR FITNESS FOR ANY PARTICULAR PURPOSE, AND BUYER HEREBY WAIVES ANY AND ALL RIGHTS AND REMEDIES IT MAY HAVE AGAINST SELLER RELATING TO ANY OF THE FOREGOING AND ARISING BY LAW OR OTHERWISE.

This Bill of Sale is governed by the laws of Bermuda

AIRCRAFT DELIVERY RECEIPT

This acknowledges full and satisfactory delivery and acceptance of the following aircraft and/or equipment pursuant to the terms and conditions of that Aircraft Purchase Agreement dated as of 24th July, 2006 (the “Purchase Agreement”):

Manufacturer:	Israeli Aircraft Industries

Make and Model:	Westwind II

Serial No.:	337

Registration Mark:	VP-BLT

Make and Model of Engines:	Honeywell – TFE731-3-1G

Engine Serial No(s).:	No 1 – S/N 77419 No 2 – S/N 77422

APU Serial Number:	N/A

as further described and defined in the Purchase Agreement (the “Aircraft”).

The Aircraft was received by us on the date and at the location set forth below and was determined by the undersigned corporation to be in the condition required for Closing as defined in and pursuant to the Purchase Agreement, except as noted below.

IN WITNESS WHEREOF, Buyer has caused this instrument to be executed by its duly appointed Director this 31st day of July, 2006.

FLAGSTONE WESTWIND HOLDINGS LIMITED.

By:	/s/ David Brown
Name: David Brown
Its: Director

IN WITNESS WHEREOF, Seller has caused this instrument to be executed by its duly appointed Director this 27th day of July, 2006

IAL LEASING LTD.

By:	/s/ Mark Byrne
Name: Mark Byrne
Its: Director